UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 29, 2003
                                -----------------
                        (Date of Earliest Event Reported)

                             ACL SEMICONDUCTORS INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                    000-50140                  16-1642709
          --------                    ---------                  ----------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)


              B24-B27,1/F., BLOCK B, PROFICIENT INDUSTRIAL CENTRE,
                      6 WANG KWUN ROAD, KOWLOON, HONG KONG
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (852) 2799-1996
                                 ---------------

              (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
         -----------------------------------------

     On December 29, 2003 the Registrant entered into a letter of intent with the shareholders of Classic Electronics Ltd., a Hong Kong company ("Classic") pursuant to which the Registrant agreed to acquire 51% of the issued and outstanding capital stock of Classic for US$5,000,000 and the issuance of 5,000,000 shares of the Registrant.

         On March 4, 2004, the Registrant issued a press release announcing it had entered into a preliminary agreement with its principal shareholder to acquire 51% of Classic for a total consideration of US$10 million in cash and stock.

         A copy of Registrant's press release is attached as Exhibit 99.1.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         a) Not applicable.

         b) Not applicable.

         c) Exhibits

                  10.1 Letter of Intent, dated December 29, 2003, between ACL Semiconductors Inc. and Classic Electronics, Ltd.

                  99.1.    Press Release, dated March 5, 2004

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  MARCH 5, 2004

                             ACL SEMICONDUCTORS INC.

                             By: /s/ Kenneth Chan
                                ----------------------------
                                Name:  Kenneth Chan
                                Title: Chief Financial Officer

                                                                    Exhibit 10.1

                           PRIVILEGED AND CONFIDENTIAL

                                LETTER OF INTENT

                                December 29, 2003

The Shareholders
Classic E1ectronics Ltd.
Rooms B6-8, 1/F., Block B,
Proficient Industrial Centre
6 Wang Kwun Road, Kowloon Bay
Hong Kong

Dear Sirs,

We are pleased to submit this letter of intent (this "Letter of Intent") reflecting the proposal of ACL Semiconductors, Inc., a Delaware corporation ("ACL") to enter into a definitive sale and purchase agreement (the "S&P Agreement"), with the shareholders of Classic Electronics Ltd. ("Classic"), a Hong Kong incorporated company, pursuant to which ACL will acquire from the Classic Shareholders 51% of the issued and outstanding registered capital of Classic (the "Capital") in exchange for (i) US$5 Millions in cash, out of which ACL will pay US $l Million immediately as non-refundable deposit plus; (ii) the issuance of 5,000,000 ACL shares (the "Common Shares") collectively, the "Consideration" immediately following the closing (as defined below) of the transaction contemplated.

The S&P Agreement will encompass the following terms:

     1. S&P ESCROW. The Classic Shareholders will deliver to ACL 51% of the Capital of Classic in exchange for the "Consideration".

     2. TERMS OF S&P AGREEMENT. The parties shall negotiate in good faith to reach agreement on a reasonably acceptable S&P Agreement, to be drafted by counsel for ACL, containing customary covenants, representations, warranties, indemnities, non-compete, non-solicitation, anti-dilutive and other provisions, it being understood however that any shares of ACL Common Stock issued between the date hereof and the closing to directors and officers of ACL will have an unlimited indemnity from the issuees thereof.

     3. CONDITIONS TO CLOSING. The closing of the S&P Agreement {the "Closing") shall be subject to the following conditions:

          (a)  Classic will have positive net assets at the time of Closing;

          (b) Classic warrants that its audited net operating profit for fiscal year ending March 31 2004 will be not less than US$2 million and

          (c) ACL will have maintained its listed status on the OTC Bulletin Board market.

     4. EXPENSES. ACL will pay all fees of its legal counsel associated with the S&P, including the drafting, preparation and negotiation of the S&P Agreement and all other necessary documentation. The Classic Shareholders will pay all fees of its legal counsel associated with the S&P.

     5. ACCESS. Each party shall provide to the other party access to its books, records, financial statements and other information as may reasonably be necessary for the other party to complete its due diligence.

     6. NO-SHOP. ACL contemplates the expenditure of substantial time and money in connection with the preparation and negotiation of the S&P Agreement and the due diligence required thereby. Accordingly, upon execution of this Letter of Intent and for a period of 180 days from the date hereof (the "No-Shop Period"), neither party, directly or indirectly, through any representative or otherwise will solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider the proposal of any other person relating to the acquisition of the stock of either party or business, in whole or in part, whether through direct purchase, merger, consolidation or other business combination without the written consent of the other party. The parties further represent and warrant that there are no existing letters of intent, or other agreements to which either ACL or Classic are bound with respect to the sale of the companies, the stocks of the companies or substantially all of its assets or that conflict with any to the foregoing transactions.

     7. GOVERNING LAW. This Letter of Intent shall be interpreted, construed and enforced in accordance with the laws of Hong Kong Special Administrative Region, without giving effect to its rule or principles governing conflicts of laws that would compel the application of the substantive law of any other jurisdiction.

     8. BINDING CONSENT. While it is understood that this Letter of Intent, with the exception of the Sections 4 and 6, does not constitute a binding agreement between the parties, it does set forth the understanding in principle and the present intention of the parties to enter into a definitive agreement providing for the above understandings upon the terms and conditions mutually acceptable to the parties. This Letter of Intent (other than Section 4) shall terminate unless the parties enter into the S&P Agreement prior to the expiration of the No-Shop Period.

     9.   TERMINATION. This Letter of Intent may be terminated:

          (a)  By mutual written consent of the parties;

          (b)  Upon execution by the parties of the S&P Agreement;

          (c) Upon written notice by either party that the due diligence is not satisfactory; or

          (d) Upon written notice by any party to the other party if the S&P Agreement has not been executed prior to the expiration of the No-Shop Period; provided, however, that the termination of the binding provisions shall not effect the liability of any party of breach of any of the binding provisions prior to the termination. Upon termination, the parties shall have no further obligations hereunder.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

               If the above meets with your approval in principle, please so indicate by returning to us one fully executed copy of this Letter of Intent. This Letter of Intent shall be null and void if it is not executed and received by the parties on or before December 31, 2003, at 5:00 p.m. Hong Kong Time.

                                        Very truly yours,
                                        ACL Semiconductors, Inc.

                                        By: /s/ Yang Chung-Lun
                                            -----------------------------
                                            Name: Yang Chung-Lun
                                            Title: Chief Executive Office

           Accepted and Agreed:         Classic Electronics Ltd.



                                        By: /s/ Ben Wong
                                            -----------------------------
                                            Name: Ben Wong
                                            Title: Director